Press Release

Hythiam Contact: Sanjay Sabnani EVP Strategic Development (310) 444-5335 ssabnani@hythiam.com	Media Relations: Tim Sullivan Dan Klores Communications (212) 981-5234 tim_sullivan@dkcnews.com

HYTHIAM ANNOUNCES LAUNCH OF NATIONAL FIELD ORGANIZATION AND
HIGHEST REVENUE MONTH FOR FLAGSHIP PROMETA CENTER®

•	Five-fold increase in field personnel to drive private-pay revenue growth

•	Initial PROMETA Center on track to generate over $2 million this year; 3 total centers will contribute in 2007

•	European PROMETA Licensees available to treat international patients in February

LOS ANGELES—FEBRUARY 6, 2007—Hythiam, Inc. (NASDAQ:HYTM), announced today the launch of a new nationwide team of field personnel focused on increasing awareness of the PROMETA® protocols among physicians and allied health professionals specializing in the treatment of substance dependence, and the highest single month in revenues and completed treatments by the Company’s flagship PROMETA Center since its opening in January 2006.

Hythiam’s National field organization will comprise a total of 36 individuals, 18 PROMETA Clinical Consultants (PCC’s) and 18 Site Managers. Of this total, 32 members have already been recruited with the majority of them trained and ready to begin in their roles this week. Site Managers will service Hythiam’s nationwide footprint of licensed locations, serving as liaisons between Hythiam and its licensees. PCC’s will serve the existing footprint of 60 PROMETA licensed sites in 18 markets, 34 of which are already contributing to revenues, by communicating the scientific features, advantages and benefits of the treatment protocols to key thought leaders and decision makers. Additionally, they will work closely with Site Managers to execute strategies for increasing the visibility of licensed sites within their respective regions. In the last 60 days, a team led by Hythiam’s new Senior Executive Vice President of Business Development and Marketing, Chris Hassan, hired 24 of the 32 new members. In 2006, Hythiam had 8 site managers and no PCC’s.

Hythiam’s initial center of excellence, the Los Angeles based PROMETA Center, is anticipated to more than double its fiscal 2006 first-year revenues of approximately $1.14 million. Additionally, the company recently announced the opening of its second company-managed PROMETA Center in San Francisco and a PROMETA Center in New Jersey, owned and managed by the Canterbury Institute.

“In a short period of time, the Company has recruited, trained and now deployed a nationwide team,” said Terren Peizer, Chairman and CEO of Hythiam. “Last year, revenues were primarily driven by word-of-mouth, and by the efforts of our initial eight Site Managers. We believe with a dedicated field organization that we are now in a position to proactively communicate to the treatment community and public the results achieved in Dr. Urschel’s methamphetamine study of PROMETA as well as the extraordinary results from commercial pilot evaluations in 2006, and the data from upcoming double-blind, placebo-controlled studies on alcohol and stimulant dependence. These results, communicated through a highly focused nationwide field organization, are expected to contribute to strong revenue growth this year in our private-pay business. In addition, the Company has never been better positioned to capitalize on opportunities in the criminal justice, government agencies, or managed care markets.”

“Recruitment of these PCC’s has been the final step in building the infrastructure needed to increase awareness of PROMETA among professionals and patients alike,” said Hassan. “For the first time, we are truly in ‘go’ mode with initial scientific validation, proper messaging, and materials to support our field personnel and licensees. Our team will communicate the science and treatment philosophy behind PROMETA to referral sources and health care providers, which, in turn, should contribute to meaningful growth in our business. Additionally, there is our growing network of patient advocates which is a testament to the power of PROMETA’s positive impact.”

Additionally, Hythiam disclosed that its initial network of locations servicing Europe with licensees in Geneva, Lugano and Meiringen, Switzerland, will have completed training and will begin accepting patients this month, providing ready access to the PROMETA Protocols for the greater European continent, as well as Asia and the Middle East.

Just prior to joining Hythiam, Hassan was a founding member and vice president of sales of Reckitt Benckiser pharmaceuticals, where he was responsible for the initial commercial planning and launch of the highly successful new innovative treatment for opiate addiction- Suboxone® (buprenorphine). Hassan led a team that generated approximately $200 million in annual sales within three years, through a network of 3,000 providers.

About Hythiam®
Integrating both medical and psychosocial treatment modalities, Hythiam, Inc. provides comprehensive behavioral health management services to health plans, employers, criminal justice, and government agencies. With a focus on using the latest medical and health technology towards improved outcomes and out-patient treatment, the company manages all behavioral health disorders.  The company also researches, develops, licenses and commercializes innovative and proprietary physiological, nutritional, and behavioral treatment protocols.  Hythiam currently offers initial disease management offerings for substance dependence built around its proprietary PROMETA® treatment protocols for alcoholism and dependence to stimulants. The PROMETA treatment protocols, which integrate behavioral, nutritional, and medical components, are also available through other licensed treatment providers. For further information, please visit www.hythiam.com.

About PROMETA®
Hythiam’s PROMETA® treatment protocols are designed for use by healthcare providers seeking to treat individuals diagnosed with dependencies to alcohol, cocaine or methamphetamine, as well as combinations of these drugs. The PROMETA treatment protocols comprise nutritional supplements, FDA-approved oral and IV medications used off-label and separately administered in a unique dosing algorithm, as well as psychosocial or other recovery-oriented therapy chosen by the patient and his or her treatment provider. As a result, PROMETA represents an innovative approach to managing alcohol, cocaine, or methamphetamine dependence that is designed to address physiological, nutritional, and psychosocial aspects of the disease, and is thereby intended to offer patients an opportunity to achieve sustained recovery. To learn more, please visit www.prometainfo.com.

New Proprietary Disease Management Offering
PROMETA® based disease management allows health care providers to offer a first in its kind integrated approach for the treatment of substance dependence. In addition, the PROMETA treatment approach will be tailored for the specific needs of patients with co-occurring medical and psychiatric disorders. It will also leverage predictive modeling based upon the consistent gathering of outcomes data. Using this data, third-party payers will have the ability to more accurately identify those patients who will likely benefit from substance dependence disease management with PROMETA®.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history and lack of statistically significant formal research studies, the risk that treatment protocols might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry; and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.